Exhibit 5

                               Littman Krooks LLP
                                655 Third Avenue
                               New York, NY 10017


Olympic Cascade Financial Corporation
875 North Michigan Avenue, Suite 1560
Chicago, IL  60611

            July 14, 2004

            Re:   Olympic Cascade Financial Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 as filed by you with the Securities and Exchange Commission (the "Commission") on July 14, 2004, in connection with the registration under the Securities Act of 1933, as amended, of a total of 4,369,137 shares of your Common Stock (the "Shares"), to be offered for sale by the Selling Shareholders named therein.

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of Olympic Cascade Financial Corporation.

      Based upon the foregoing, it is our opinion that the Shares being offered in the above-captioned offering, when sold and issued in accordance with the terms of such offering, will be validly issued, fully paid and non-assessable.

      Please be advised that we consent to the use of our name under "Legal Matters" in your Registration Statement on Form S-3 and Prospectus, and any amendments thereto, filed with the Commission.

                                          Very truly yours,

                                          /s/ Littman Krooks LLP
                                          ----------------------
                                          Littman Krooks LLP